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                     [MORRISON & FOERSTER LLP LETTERHEAD]



                                  May 18, 1999


MasterWorks Funds Inc.
111 Center Street
Little Rock, AR  72201


     Re:  Shares of Common Stock of MasterWorks Funds Inc.
          ------------------------------------------------

Ladies/Gentlemen:

     We refer to Post-Effective Amendment No. 20 and Amendment No. 24 to the Registration Statement on Form N-1A (SEC File Nos. 33-54126 and 811-7332) (the "Registration Statement") of MasterWorks Funds Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock of the Company (collectively, the "Shares").

     We have been requested by the Company to furnish this opinion as Exhibit 10 to the Registration Statement.

     We have examined documents relating to the organization of the Company and its series and the authorization and issuance of shares of its series. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company during the fiscal year ended February 28, 1999.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares by the Company has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses, the Shares will be validly issued, fully paid and nonassessable by the Company.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we hereby consent to the description of advice rendered by our firm under the heading "Management of the Fund(s)" in the Prospectuses and to the use of our name and to the reference to our firm under the caption "Counsel" in the Statements of Additional Information, which are included as part of this Registration Statement.

                              Very truly yours,

                              /s/ MORRISON & FOERSTER LLP

                              MORRISON & FOERSTER LLP